MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                CERTIFIED PUBLIC ACCOUNTANTS
                     888 SEVENTH AVENUE
                  NEW YORK, NEW YORK 10106
                         -----------
                     TEL: (212) 757-8400
                     FAX: (212) 757-6124



                INDEPENDENT AUDITOR'S REPORT

We hereby consent to use the use of our Financial Statements
to   be  included  in  the  S-8  registration  statement  of
Playandwin, Inc.

                      /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                      Certified Public Accountants
New York, New York
November 13, 2000